UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As required by the Amended and Restated Credit Agreement, dated as of December 21, 2005, among Lee Enterprises, Incorporated (“Company”), various Lenders thereto, and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Administrative Agent (as amended on October 30, 2008, the “Credit Agreement”), the Company and certain of its subsidiaries, as Assignors, entered into a Security Agreement dated as of November 21, 2008 (the “Security Agreement”) with Deutsche Bank, as Collateral Agent. Under the Security Agreement, the Assignors pledged substantially all of their assets for the benefit of the secured parties as collateral for the payment and performance of their obligations under the Credit Agreement. The pledged assets include, among other things, equipment, inventory, accounts receivables, depository accounts, intellectual property and certain other tangible and intangible assets of the Assignors (excluding assets of Pulitzer Inc. and its subsidiaries and of Madison Newspapers, Inc. and employee benefit and retirement accounts).

Under the Credit Agreement, certain Assignors, separately, will be granting mortgages covering real estate and improvements (excluding real estate of Pulitzer Inc. and its subsidiaries and of Madison Newspapers, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: November 28, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer